UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

DoubleClick Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23709	13-3870996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Eighth Avenue, 10th Floor
New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 683-0001

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

     Pursuant to Regulation FD, DoubleClick Inc. (the “Company”) is furnishing certain information with respect to a presentation being made by Bruce Dalziel, the Company’s Chief Financial Officer, on September 8, 2004, and Kevin Ryan, the Company’s Chief Executive Officer, on September 9, 2004, to various members of the financial and investment community in New York City. The slide presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

     The attached presentation discloses the Company’s net cash position as of June 30, 2004, which may be considered to be a non-GAAP financial measure. Net cash can be reconciled to the Company’s cash, cash equivalents, restricted cash and investments in marketable securities as of June 30, 2004, as determined in accordance with GAAP. Net cash as of June 30, 2004 is defined as gross cash and cash equivalents of $77.5 million, restricted cash of $15.4 million, and investments in marketable securities of $448.7 million minus zero coupon convertible subordinated notes of $135.0 million, and capital lease obligations and loans payable of $3.4 million. Net cash is considered a liquidity measure and provides useful information to management and investors about the amount of cash available to the Company after taking into account the principal amount of outstanding debt, capital lease obligations and loans payable. Management uses this financial measure in making operating decisions, for budget planning purposes and in considering strategic opportunities, including strategic acquisitions and repurchasing stock or bonds.

     The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

     The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Slide presentation dated September 8, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLECLICK INC.
Date: September 8, 2004	By:	/s/ Hillary Smith
		Name:	Hillary Smith
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slide presentation dated September 8, 2004